Exhibit 10.22

EXECUTION VERSION

FIRST AMENDMENT TO

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF

QL HOLDINGS LLC

A Delaware Limited Liability Company

FIRST AMENDMENT dated as of October 21, 2020 (this “Amendment”) to the Third Amended and Restated Limited Liability Company Agreement, dated as July 1, 2020 (the “Existing Agreement”), of QL Holdings LLC, a Delaware limited liability company (the “Company”) and effective as of the ICP Investment Date (the “Effective Date”). Capitalized terms used but not defined in this Amendment shall have the meanings assigned thereto in the Existing Agreement.

RECITALS

WHEREAS the Members are parties to the Existing Agreement;

WHEREAS the Members wish to modify the Existing Agreement in certain respects as more particularly set forth in this Amendment; and

WHEREAS the Members wish for this Amendment to be effective as of the Effective Date and affirm and approve all distributions from and after the Effective Date made in accordance with this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Existing Agreement is hereby amended as follows:

1.    The following new definitions are hereby inserted in Section 1.01 of the Existing Agreement as follows:

““Fully Participating Class B Unit” means, with respect to any distribution to be made pursuant to Section 5.01 or Section 17.02, any Class B Unit for which the Participation Threshold applicable to such Class B Unit has been satisfied in full prior to giving effect to such distribution (but, with respect to any Class B Unit issued prior to the ICP Investment Date, subject to the exclusions set forth in the last sentence in Section 3.03(b)(ii)).

“Partially Participating Class B Unit” means, with respect to any distribution to be made pursuant to Section 5.01 or Section 17.02, any Class B Unit for which the

Participation Threshold applicable to such Class B Unit will be satisfied in full after giving effect to such distribution (but, with respect to any Class B Unit issued prior to the ICP Investment Date, subject to the exclusions set forth in the last sentence in Section 3.03(b)(ii)).

“Participating Class B Unit” means, with respect to any distribution pursuant to Section 5.01 or Section 17.02, collectively, the Fully Participating Class B Units and the Partially Participating Class B Units.

“Remaining Participation Threshold” means, with respect to any Partially Participating Class B Unit as immediately prior to any distribution pursuant to Section 5.01 or Section 17.02, the difference between the Participation Threshold applicable to such Partially Participating Class B Unit and the aggregate amount of all prior distributions of Distributable Cash made pursuant to Section 5.01 during the period from and after the date of issuance of such Partially Participating Class B Unit up to such date (but, with respect to any Partially Participating Class B Unit issued prior to the ICP Investment Date, subject to the exclusions set forth in the last sentence in Section 3.03(b)(ii)).

“Unit Distribution Amount” has the meaning given that term in Section 5.01(b).”

2.    Paragraph (b) of Section 5.01 of the Existing Agreement is hereby amended and restated as follows:

“(b) Any distribution (other than distributions upon a dissolution of the Company pursuant to Section 17.01, which shall be in accordance with Section 17.02(b)) by the Company shall be made to the holders of the Class A Units and any Participating Class B Units pro rata in proportion to their respective aggregate Unit Distribution Amounts with respect thereto. As used herein with respect to any amount of Distributable Cash to be distributed pursuant to this Section 5.01(b), the term “Unit Distribution Amount” shall mean, with respect to each:

(i) Fully Participating Class B Unit, an amount equal to the quotient resulting from dividing (A) the amount of Distributable Cash or the Fair Market Value of other assets being distributed in such distribution, as applicable, by (B) the sum of the total number of outstanding Participating Class B Units and Class A Units held by all Members.

(ii) Partially Participating Class B Unit, an amount equal to the quotient resulting from dividing (A) the positive excess of (x) the amount of Distributable Cash or the Fair Market Value of other assets being distributed in such distribution, as applicable, over (y) the Remaining Participation Threshold applicable to such Partially Participating Class B Unit, by (B) the sum of the total number of outstanding Participating Class B Units and Class A Units held by all Members.

(iii) Class A Unit, an amount equal to the quotient resulting from dividing (A) the amount of such Distributable Cash or the Fair Market Value of such other assets not distributable to holders of the Participating Class B Units (i.e., the amount remaining after deducting the aggregate amount of all of the Unit Distribution Amounts with respect to all Participating Class B Units as determined pursuant to clauses (i) and (ii) from such amount of Distributable Cash), by (B) the total number of outstanding Class A Units held by all Members.”

3.    The Existing Agreement, as amended hereby, shall continue in full force and effect.

4.    In case any one or more of the provisions contained in this Amendment or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

5.    This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within that State.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by as of the day and year first above written.

COMPANY:

QL HOLDINGS LLC

By:	/s/ Steven Yi
Name: Steven Yi
Title: Chief Executive Officer

[Signature Page to First Amendment to Third A&R LLCA of QL Holdings LLC]

MEMBERS AND FOUNDERS:

GUILFORD HOLDINGS, INC.

By:	/s/ Todd C. Pozefsky
Name: Todd C. Pozefsky
Title: President

INSIGNIA QL HOLDINGS, LLC

By:	/s/ Tony Broglio
Name: Tony Broglio
Title: President

INSIGNIA A QL HOLDINGS, LLC

By:	/s/ Tony Broglio
Name: Tony Broglio
Title: President

STEVEN YI

By:	/s/ Steven Yi

AMBROSE WANG

By:	/s/ Ambrose Wang

EUGENE NONKO

By:	/s/ Eugene Nonko

QL MANAGEMENT HOLDINGS LLC

By: QL Holdings LLC, its Manager

By:	/s/ Steven Yi
Name: Steven Yi
Title: Chief Executive Officer

[Signature Page to First Amendment to Third A&R LLCA of QL Holdings LLC]